UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite #285
Roseville, California 95661
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2014, Solar Power, Inc. (the “Company”) entered into a First Amended and Restated Exchange and Release Agreement (the “Agreement”) with KDC Solar Mountain Creek Parent LLC (“KDC Solar”) and KDC Solar B LLC (“KDC Solar B”) to amend the Agreement entered into on December 26, 2013 (the “Amendment”). Under the Amendment, the Company agreed to exchange a credit balance of $15,035,693 due to the Company from KDC Solar and KDC Solar B under the Engineering, Procurement and Construction Agreement (the “EPC Agreement”) for construction of a 4.55MW photovoltaic solar electricity power project located in Mountain Creek, New Jersey (the “Project”) for a 20% ownership interest in KDC Solar. In connection with the Amendment, KDC Solar B agreed to pay to the Company 55.62% of all distributions received by KDC Solar B from KDC Solar to the Company within three days of receipt of such payment.

Under the Third Amended and Restated Operating Agreement for KDC Solar dated April 17, 2014, KDC Solar B, as managing member of KDC Solar, will cause KDC Solar to make distributions to its members in accordance with each member’s ownership interest until December 31, 2028. Commencing January 1, 2029, 99% of all distributions made by KDC Solar will be distributed to the Company.

The foregoing description of the various agreements described above do not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, the Third Amended and Restated Operating Agreement for KDC Solar, and the Equity Cash Flow Letter, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

Exhibit
No.	Description
10.1	First Amended and Restated Exchange and Release Agreement dated April 17, 2014

10.2	Third Amended and Restated Operating Agreement for KDC Solar Mountain Creek Parent LLC dated April 17, 2014

10.3	Equity Cash Flow Letter dated April 17, 2014

99.1	Press Release dated April 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: April 23, 2014	/s/ Charlotte Xi
Charlotte Xi
Interim Chief Financial Officer

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